SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 31, 2005

(Date of earliest event reported)

INTUITIVE SURGICAL, INC.

(exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
950 Kifer Road Sunnyvale, California 94086 (Address of Principal executive offices, including zip code) (408) 523-2100 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 31, 2005 Intuitive Surgical, Inc (the “Company”) announced that Susan Barnes, Chief Financial Officer, will be leaving the Company in November.   A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01.  Other Events.

On August 17, 2005, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing that a number of executives had entered into written trading plans with Citigroup Global Markets, Inc.’s Smith Barney Division in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Due to an error in his trading plan, Mr. Guthart terminated the trading plan prior to any sale or option exercise thereunder and filed a new trading plan under which trading will begin as early as September 6, 2005 and end on November 9, 2006, unless terminated earlier.  Mr. Guthart’s new trading plan authorizes the sale of up to 69,500 shares of common stock of the Company, which is the same number of shares authorized under his previous plan.

Item 9.01.  Financial Statements and Exhibits.

Press Release issued by Intuitive Surgical, Inc., dated August 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: September 2, 2005	By	/s/	LONNIE M. SMITH
Name: Lonnie M. Smith
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Intuitive Surgical, Inc., dated August 31, 2005.